As filed with the Securities and Exchange Commission on April , 2001
                                Registration No.

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         FORM S-3 REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------
                         UNIVERSAL MEDIA HOLDINGS, INC.
                  ---------------------------------------------

               (Exact Name of Registrant As Specified in Charter)

             Delaware                                    22-3360133
         ---------------                            --------------------
    (State or jurisdiction of               (I.R.S. Employer Identification No.)
    incorporation or organization)

                    540 North Avenue, Union, New Jersey 07083
            --------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (877) 890-9719

                                 ---------------
                                   Copies to:
                             Michael S. Krome, P.C.
                                  8 Teak Court
                           Lake Grove, New York 11755
                                 (631) 737-8381
                                 ---------------

        Securities to be registered pursuant to Section 12(b)of the Act:

         Approximate date of commencement of proposed sale to the public: from time to time after the effective date of this Registration Statement.

         If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [x]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


         If delivery of the  prospectus  is expected to be made pursuant to Rule
434, please check the following box [ ]

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration
Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   -----------
                       Subject to Completion - May 2, 2001
                                 ---------------

                         CALCULATION OF REGISTRATION FEE
================================================================================
                           Proposed    Proposed
Title of                   Amount      Maximum           Maximum             Amount of
Securities to              to be       Offering Price    Aggregate           Registration
Be Registered              Registered  Per Share (1)     Offering Price (1)  Fee
----------------           ----------  --------------    -----------------   ------------
Common Stock, par value    29,700,000  $.008              $237,600           $62.73
$.0001 per share

--------------------------------------------------------------------------------
(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457, based on the closing price of the Common Stock, as reported by the OTC Bulletin Board, on May 2, 2001.
(2) Estimated solely for the purpose of calculating the filing fee pursuant to Rule 457(c) under the Securities Act of 1933.
================================================================================
The shares of common stock are being registered hereby for the account of certain shareholders of Universal Media Holdings, Inc. No other shares of common stock are being registered pursuant to this offering. Pursuant to Rule 416, this registration statement also covers such indeterminate number of additional shares of common stock as may be issued because of future stock dividends, stock distributions, stock splits, or similar capital readjustments.

                                29,700,000 Shares

                         UNIVERSAL MEDIA HOLDINGS, INC.

                                  Common Stock

         This prospectus relates to 29,700,000 shares of common stock of Universal Media Holdings, Inc., a Delaware corporation ("Universal"). These shares are offered by the selling shareholders ("Selling Shareholders"). Universal will not receive any of the proceeds from any sales of the shares. Some of the selling shareholders are entitled to acquire the shares by converting convertible notes. If the selling holders of these convertible notes fully convert their convertible notes, Universal will not have to repay the principal amount of the convertible notes. See "Selling Securityholders."

         The common stock is traded on the OTC Electronic Bulletin Board under the symbol "UMHD." On April 19, 2001, the last reported sale price for the common stock, as reported on the OTC Electronic Bulletin Board, was $.01 per share. The selling shareholders may, from time to time, sell the shares at market prices prevailing on the NASDAQ OTC Electronic Bulletin Board, at the time of the sale or at negotiated prices under the terms described under the caption "Plan of Distribution."

         Price to the public: The selling shareholders may sell the common stock in one or more transactions through brokers in the over-the-counter market, in private transactions, or otherwise, at current market prices. Accordingly, sales prices will depend upon price fluctuations and the manner of sale.

         Proceeds to shareholders: Proceeds to the selling shareholders will depend upon price fluctuations and the manner of sale.

         Proceeds to Universal: Universal will not receive any of the cash proceeds from the sale of shares of common stock. The sale of the shares underlying this prospectus will have a depressive effect on the market price of our common stock.

         The last reported sale price for the common stock on April 20, 2001, as reported on the Nasdaq OTC Electronic Bulletin Board, was $.01 per share.

         THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS" BEGINNING AT PAGE .

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         This prospectus and the related registration statement filed with the Securities and Exchange Commission have been prepared at Universal's expense. We estimate that our related expenses will be approximately $15,000.00. No underwriting commissions or discounts will be paid by Universal in connection with this offering.

         Underwriting discount: The selling shareholders may effect such transactions by selling to or through one or more broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, brokerage commissions or similar fees in amounts which may vary from transaction to transaction. Such brokerage commissions and charges and the legal fees, if any, will be paid by the selling shareholders. Universal will bear all other expenses in connection with registering the shares being offered, which expenses are estimated to total approximately $5,000.00.

         Neither the Securities and Exchange Commission, nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.


                              AVAILABLE INFORMATION

         Universal is subject to informational requirements of the Securities Exchange Act of 1934. In accordance with the 1934 Act, Universal files reports and other information with the Securities and Exchange Commission. Such reports and other information can be inspected and copies at the Public Reference Room maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-(800)-SEC-0330 for further information on the Public Reference Room. Universal's Securities and Exchange Commission filings are also available to the public at the Securities and Exchange Commission's Internet site at http://www.sec.gov.

         Universal has filed a registration statement for Form S-3 under the Securities Act of 1933, as amended, with respect to the common stock being offered. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements contained in this prospectus concerning the provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents previously filed with the Commission pursuant to the 1934 Act are hereby incorporated in this prospectus by reference:

1.       Universal's  Annual Report on Form 10-KSB for the year ended  September
         30, 2000;

2. Universal's Quarterly Report on Form 10-QSB for the period ended December 31, 2000 and March 31, 2001, as filed with the SEC.

         All documents filed by Universal, pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of this prospectus and prior to the termination of this offering, shall be deemed to be incorporated by reference into this prospectus. Any information incorporated by reference shall be modified or superseded by any information contained in this prospectus or in any other document filed later with the Commission, which modifies or supersedes such information. Any information that is modified or superseded shall become a part of this prospectus as the information has been so modified or superseded.

         We will provide, without charge, to each person to whom a prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been incorporated by reference in this prospectus (excluding exhibits unless such exhibits are specifically incorporated by reference into such documents). Please direct such requests to Anthony Vigliotti, 540 North Avenue, Union, New Jersey 07083, telephone number (877) .


             CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended. Forward-looking statements include the information concerning possible or assumed future results of operations of Alottafun and its subsidiaries. Also, when we use words such as "believes," "expects," "anticipates," or similar expressions, we are making forward-looking statements. Prospective investors should note that many factors, some of which are discussed elsewhere in this documents and in the exhibits, could affect the future financial results of Alottafun and its subsidiaries and could cause the results to differ materially from those expressed in our forward-looking statements contained in this document or the exhibits. These factors include, but are not limited to, the following:

                           Operating, legal and regulatory risks;

                           Economic,  political and competitive forces affecting
                  our financial services business; and
                           The risk that our  analysis of these risks and forces
                  could be incorrect and/or that the strategies developed to address them could be unsuccessful.

         The accompanying information contained in this prospectus, as well as in Universal's 1934 Act filings, identifies important additional factors that could adversely affect actual results and performance. Prospective investors are urged to carefully consider such factors.

         All forward-looking statements attributable to Universal are expressly qualified in their entirety by the foregoing cautionary statements.


                               PROSPECTUS SUMMARY

Our Business



         The Company filed an Information Statement on Schedule 14C, dated April 2, 2001, wherein it advised that the Board of Directors and a majority of the shares entitled to vote had approved a change of name of Universal Media Holdings, Inc., to Global Consolidated Industries, Inc. It is anticipated that the necessary documentation will be filed with the Secretary of State of Delaware shortly, and that the name of the Company will be undated with the NASD shortly thereafter.

         It is the intention of the Company to seek out potential merger and acquisition parties to consolidate within the Company.



                                  THE OFFERING

         Common stock offered by selling shareholders:         29,700,000 shares

         Common stock outstanding prior to the offering:      147,084,346 shares

         Common stock to be outstanding after the offering:   147,084,346 shares


         Nasdaq BB LISTING Market symbol....  UMHD



                                  RISK FACTORS

         You should carefully consider the risks described below before making a decision to invest in Universal. Our business, financial condition and results of operations could be adversely affected by these risks. You should be able to bear a complete loss of your investment.

We May Not Be Able To Manage Our Planned Rapid Growth.

         We expect to grow rapidly in the future. As a result, comparing our period-to-period operating results may not be meaningful and results of operations from prior periods may not be indicative of future results.


We Depend On Our Key Personnel.


Future Business Acquisitions.

         The  Company  is  engaging  in  preliminary   talks,   through  various
consultants, to make acquisitions outside its current business and to acquire for itself, or by a reverse merger an operating business. If such acquisitions do occur, it is the intention of the Company to change the name of the Company and the business focus of the Company. There is no assurance that we will be successful in operating in this field.


The Market Price Of Our Common Stock Will Be Volatile.

         Market prices of the securities of toy companies are often volatile. The market price of our common stock will be affected by many factors, including:

         -        fluctuations in our financial results;
         - the actions of our customers and competitors (including new product line announcements and instructions);
         -        new regulations affecting foreign manufacturing; and
         -        sales of our common stock into the public market.

         In addition, the stock market periodically has experienced significant price and volume fluctuations which may have been unrelated to the operating performance of particular companies. The registration of these shares will have a depressive effect on the market price of our common stock.


Future Sales Of Our Shares Could Adversely Affect Our Stock Price.

         As of April 20, 2001, there were 131,634,346 shares of our common stock outstanding. Agreements between the Company and vendors that will provide services for the Company, after all these shares are issued, we will have 147,084,346 shares of our common stock outstanding.

Our Management Exercises Substantial Control Over Our Business.

         As of April 20, 2001, our directors and executive officers beneficially own, in the aggregate, 90,000,000 shares of our common stock, representing approximately 68.4% of common stock outstanding.

In Our Operating History, We May Not Be Able To Successfully Manage Our Business To Achieve Profitability.

         We may not be able to grow our business as planned or ever become a profitable business. We are currently evaluating many different business models, industries and potential merger candidates. Because of this very limited operating history, there are no meaningful financial results which you can use to evaluate the merits of making an investment in us. Accordingly, investment decisions must be made based on our business prospects. Our business prospects are subject to all the risks, expenses and uncertainties encountered by any new venture. We also face the risks inherent in operating in the rapidly evolving markets for Internet products and services. If we are unable to successfully address these risks or grow our business as planned, the value of our common stock will be diminished.

Because Our Operating Expenses And Capital Expenditures Will Outpace Our Revenues, We Will Incur Significant Losses In The Near Term.

         We expect to incur significant operating expenses and make relatively high capital expenditures as we develop new business. These operating expenses and capital expenditures will initially outpace revenues and result in significant losses in the near term. We may never be able to reduce these losses. We have generated nominal revenues since 1999 and have incurred an aggregate net loss of approximately $3,181,389 during the period from our inception to March 31, 2001.

The Report Of Our Independent Accountants Contains A Going Concern Qualification Which States That We May Not Be Able To Continue Our Operations.

         Our independent certified public accountants' report for the last fiscal year ended September 31, 1999 contains an explanatory paragraph. This paragraph states that our limited working capital position raises substantial doubt about our ability to continue as a going concern.

Because Our Executive Officers Lack Significant Management, We May Not Be Able To Effectively Manage Our Growth.

         The growth of our business may place a significant strain on our management team and we may not be able to effectively manage our growth. None of our executive officers has significant experience in managing any company, or overseeing such a company's rapid growth.

This Prospectus Contains Forward-Looking Statements. These Statements May Prove To Be Inaccurate.

         Some  of  the  statements  in  this   prospectus  are   forward-looking
statements  that  involve  risks  and   uncertainties.   These   forward-looking
statements include statements about our plans, objectives, expectations, intentions and assumptions that are not statements of historical fact. You can identify these statements by the following words: "may," "plans," "will," "expects," "should," "believes," "estimates," "intends" and similar expressions. We cannot guarantee our future results, performance or achievements. Our actual results and the timing of corporate events may differ significantly from the expectations discussed in the forward-looking statements. You are cautioned not to place undue reliance on any forward-looking statements.

USE OF PROCEEDS

         The Company will not receive any proceeds from this registration. All the Selling Shareholder's will have the opportunity to sell their registered shares after the effective date of this registration statement become effective.


DILUTION

         A company's net tangible book value is equal to its total tangible assets minus its total liabilities. A company's net tangible book value per share is calculated by dividing its net tangible book value, by the total number of shares of common stock outstanding. As of September 30, 2000, we had a net tangible book value of ($0.00), or approximately (nil) per share of common stock.

         There is no dilution upon the registration of the shares of the Selling Shareholders.


SELLING SHAREHOLDERS and SECURITY HOLDERS

         Except as otherwise indicated, the following table sets forth certain information regarding the beneficial ownership of our common stock as of January 1, 2001 by the shareholders of the Company who are offering securities pursuant to this prospectus. Beneficial ownership includes shares for which an individual, directly or indirectly, has or shares, voting or investment power or both. All of the listed persons have sole voting and investment power over the shares listed opposite their names unless otherwise indicated in the notes below. None of the Selling Shareholders has been an officer, or held any other material relationship with Universal Media Holdings, or its affiliates or predecessors within the last three years. We will receive no proceeds from the sale of these shares.

                                            Number of           % of shares
Name                                     shares offered         Outstanding
--------                                 -------------          -----------
Michael Long (1)                             1,000,000
Betsy Cornett (1)                              200,000
Brian Foy, Jr. (1)                             500,000
Richard K. Jachner (1)                         500,000
Presco, Inc. (1)                             5,000,000
Simione, Scillia, Larrow
         & Dowling (2)                         250,000
Domani Consulting, Inc. (1)                  4,700,000
ewebplace.com., Inc. (1)                     5,000,000
Michael S. Krome, P.C. (1)(2)                3,600,000
Merchants Barter Exchange, Inc. (1)          3,000,000
Harold Smith                                 3,000,000
All Ten Enterprises, Inc.(3)(4)                650,000
Romain Pericone (3)                            650,000
Lance Long (3)                                 650,000
Sentry Capital Management, Inc. (2)          1,000,000
                                         -------------

Total:                                      29,700,000
----------------------------------
         (1) Represents shares issued in exchange for services to be performed.
         (2) Represents shares issued as compensation for services already performed
         (3)      Represents shares issued as compensation as Officer/Directors
         (4) All Ten Enterprises, Inc., is owned by Anthony Vigliotti, President of the Company.



DESCRIPTION OF SECURITIES

GENERAL

         Our authorized capital stock consists of 200,000,000 shares of common stock, $.01 par value per share, and 5,000,000 shares of preferred stock, $.0001 par value per share. Upon consummation of this offering, there will be 147,084,346 shares of common stock and no shares of preferred stock outstanding.

COMMON STOCK

         The authorized capital stock consists of 200,000,000 shares of common stock, $.0001 par value ("Common Stock"), and 5,000,000 of preferred stock, $.0001 par value ("Preferred Stock"), issuable in series. The following description of our capital stock does not purport to be complete and is subject to and qualified in its entirety by our Certificate of Incorporation and Bylaws, which are included as exhibits to this registration statement and by the provisions of applicable Delaware law.

         As of April 20, 2001, there were 131,634,346 shares of Common Stock outstanding, held of record by approximately 450 stockholders. The holders of Common Stock are entitled to one vote per share for the selection of directors and all other purposes and do not have cumulative voting rights.


PREFERRED STOCK

         The Board of Directors of the Company (without further action by the shareholders), has the option to issue from time to time authorized un-issued shares of Preferred Stock and determine the terms, limitations, residual rights, and preferences of such shares. The Company has the authority to issue up to 5,000,000 shares of Preferred Stock pursuant to action by its Board of Directors. As of the date of this registration statement, the Company has not issued any Preferred Stock,and currently has no plans to issue and Preferred Stock.

         In the future, the Board of Directors of the Company has the authority to issue additional shares of Preferred Stock in series with rights, designations and preferences as determined by the Board of Directors. When any shares of Preferred Stock are issued, certain rights of the holders of Preferred Stock may affect the rights of the holders of Common Stock. The authority of the Board of Directors to issue shares of Preferred Stock with characteristics which it determines (such as preferential voting, conversion, redemption and liquidation rights) may have a deterrent effect on persons who might wish to take a takeover bid to purchase shares of the Company at a price, which might be attractive to its shareholders. However, the Board of Directors must fulfill its fiduciary obligation of the Company and its shareholders in evaluating an takeover bid.


CERTAIN PROVISIONS OF THE CERTIFICATE OF INCORPORATION AND BYLAWS

         The Company's Certificate of Incorporation provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except as limited by Delaware law. The Company's Bylaws provide that the Company shall indemnify to the full extent authorized by law each of its directors and officers against expenses incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the corporation.

         Insofar as indemnification for liabilities may be invoked to disclaim liability for damages arising under the Securities Act of 1933, as amended, or the Securities Act of 1934, (collectively, the "Acts") as amended, it is the position of the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Acts and are therefore, unenforceable.

DELAWARE ANTI-TAKEOVER LAW AND OUR CERTIFICATE OF INCORPORATION AND BYLAW PROVISIONS

         Provisions of Delaware law and our Certificate of Incorporation and Bylaws could make more difficult our acquisition by a third party and the removal o four incumbent officers and directors. These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Company to first negotiate with us. We believe that the benefits of increased protection of our ability to negotiate with proponent of an unfriendly or unsolicited acquisition proposal outweigh the disadvantages of discouraging such proposals because, among other things, negotiation could result in an improvement of their terms.

         We are subject to Section 203 of the Delaware General Corporation Law, which regulates corporate acquisitions. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years following the date the person became an interested stockholder, unless:

                           the Board of Directors  approved the  transaction  in
                  which such stockholder became an interested stockholder prior to the date the interested stockholder attained such status;
                           upon consummation of the transaction that resulted in
                  the stockholder's becoming an interested stockholder, he or she owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers; or
                           on  or   subsequent   to  such   date  the   business
                  combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders.

         A "business combination" generally includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. In general, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status, did own, 15% or more of the corporation's voting stock.

DIVIDENDS

         The Company has not paid any cash dividends on its common or preferred stock and does not anticipate paying any such cash dividends in the foreseeable future. Earnings, if any, will be retained to finance future growth. The Company may issue shares of its common stock and preferred stock in private or public offerings to obtain financing, capital or to acquire other businesses that can improve the performance and growth of the Company. Issuance and or sales of substantial amounts of common stock could adversely affect prevailing market prices in the common stock of the Company.

TRANSFER AGENT

         The transfer agent for the Company is: Interwest Transfer Co., Inc., P.O. Box 17136 Salt lake City, Utah.

SHARES ELIGIBLE FOR FUTURE SALE

         As of the date of this Prospectus, the Company had outstanding 147,084,346 shares of its Common Stock. Of this amount, 36,700,000 shares of Common Stock are being registered on behalf of the Selling Shareholders. Of these shares, the 36,700,000 shares of Common Stock sold in this offering will be freely tradable without restriction or limitation under the Securities Act, except for any shares purchased by "Affiliates" or persons acting as "Underwriters" as these terms are defined under the Securities Act.

         The 36,700,000 shares of Common Stock held by existing shareholders are "Restricted" within the meaning of Rule 144 adopted under the Securities Act (the "Restricted Shares"), and may not be sold unless they are registered under the Securities Act or sold pursuant to an exemption from registration, such as the exemptions provided by Rule 144 and Rule 701 promulgated under the Securities Act. The Restricted Shares were issued and sold by the Company in private transactions in reliance upon exemptions from registration under the Securities Act and may only be sold in accordance with the provisions of Rule 144 or Rule 701 of the Securities Act.

         In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, any person (or persons whose shares are aggregated), including an affiliate, who has beneficially owned shares for a period of at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of:

                  (1)      1% of the  then-outstanding  shares of common  stock;
                           and
                  (2) the average weekly trading volume in the common stock during the four calendar weeks immediately preceding the date on which the notice of such sale on Form 144 is filed with the Securities and Exchange Commission.

         Sales under Rule 144 are also subject to provisions relating to notice and manner of sale and the availability of current public information about us. In addition, a person (or persons whose shares are aggregated) who has not been an affiliate of us at any time during the 90 days immediately preceding a sale, and who has beneficially owned the shares for at least two years, would be entitled to sell such shares under Rule 144(k) without regard to the volume limitation and other conditions described above. While the foregoing discussion is intended to summarize the material provisions of Rule 144, it may not describe all of the applicable provisions of Rule 144, and, accordingly, you are encouraged to consult the full text of that Rule.

         In addition, our employees, directors, officers, advisors or consultants who were issued shares pursuant to a written compensatory plan or contract may be entitled to rely on the resale provisions of Rule 701, which permits non-affiliates to sell their Rule 701 shares without having to comply with the public information, holding period, volume limitation or notice provisions of Rule 144, and permits affiliates to sell their Rule 701 shares without having to comply with Rule 144's holding period restrictions, in each case commencing 90 days after the date of this prospectus.

         The possibility of future sales by existing stockholders under Rule 144 or otherwise including the sale of 36,700,000 shares registered under the Securities Act pursuant to this prospectus, will, in the future, have a depressive effect on the market price of our Common Stock, and such sales, if substantial might also adversely affect the Company's ability to raise additional capital. See "Description of Securities" and "Plan of Distribution."


                              PLAN OF DISTRIBUTION

         Universal Media Holdings is registering the shares on behalf of the selling shareholders. Selling shareholders include donees and pledgees selling shares received from a named selling shareholder after the date of this prospectus. All costs, expenses and fees in connection with the registration of the shares offered by this prospectus will be borne by Universal Media Holdings. Brokerage commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling shareholders.

         Sales of shares may be effected by selling shareholders from time to time in one or more types of transactions (which may include block transactions) on Nasdaq, in the over-the-counter market, in negotiated transactions, through put or call options transactions relating to the shares, through short sales of shares, or a combination of such methods of sale, at market prices prevailing at the time of sale, or at negotiated prices. Such transactions may or may not involve brokers or dealers.

         The selling shareholders have advised Universal Media Holdings that they have not entered into any agreements, understandings or arrangements with any underwriters or brokers-dealers regarding the sale of their securities. In addition, there is not an underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling shareholders.

         The selling shareholders may effect such transactions by selling shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling shareholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal,or both. The compensation paid as to a particular broker-dealer might be in excess of customary commissions.

         The selling shareholders and any broker-dealers that act in connection with the sale of shares might be deemed to be underwriters within the meaning of
Section 2(11) of the Securities Act. And, any commissions received by such broker-dealers and any profit on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.

         Because selling shareholders may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act, the selling shareholders will be subject to the prospectus delivery requirements of the Securities Act. Universal Media Holdings has informed the selling shareholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market.

         Upon Universal Media Holdings being notified by a selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Act. The supplement shall disclose (1) the name of each such selling shareholder and of the participating broker-dealer(s), (2) the number of shares involved, (3) the price at which such shares were sold, (4) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (5) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and (6) other facts material to the transaction. In addition, upon Universal Media Holdings being notified by a selling shareholder that a donee or pledgee intends to sell more than 500 shares, a supplement to this prospectus will be filed.

                       WHERE YOU CAN FIND MORE INFORMATION

         We will continue to file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings will be available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. These documents are also available at the public reference rooms at the SEC's regional offices in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

         This prospectus may contain summaries of contracts or other documents. If you would like complete information about a contract or other document, you should read the copy filed as an exhibit to the registration statement.


                                  LEGAL MATTERS

         Legal matters in connection with this offering are being passed upon by the law firm of Michael S. Krome, P.C. Michael S. Krome, P.C. is a selling shareholder, paid in exchange for legal services performed in connection with this registration statement and other general corporate matters.

                                     EXPERTS

         The financial statements included in this prospectus and in the registration statement have been audited by Aaron Stein, C.P.A, independent certified public auditors, to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report, given upon the authority of Aaron Stein, C.P.A., as an expert in auditing and accounting. This report contains an explanatory paragraph indicating substantial doubt about our ability to continue as a going concern.


         You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

         TABLE OF CONTENTS
         -----------------

                                                                            Page
                                                                            ----
Prospectus Summary...........................
Summary Financial Information................
Risk Factors.................................
Forward-Looking Information..................
Use of Proceeds..............................
Dilution.....................................
Selected Financial Data......................
Management's Discussion and
Analysis of Financial Condition
and Results of Operations....................
Business.....................................
Management...................................
Security Ownership of Certain
Beneficial Owners and Management.............
Selling and Principal Shareholders...........
Certain Transactions.........................
Description of Securities....................
Shares Eligible for Future Sale..............
Plan of Distribution.........................
Legal Matters................................
Experts......................................
Financial Statements.........................

Until January ___, 2001, all dealers that effect transaction in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions

                         UNIVERSAL MEDIA HOLDINGS, INC.

                                ----------------

                                   PROSPECTUS

                                ----------------

                                ----------------


                                 April 19, 2001

PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution
         -------------------------------------------

         The following table sets forth the expenses, other than the underwriting discounts and commissions, paid or payable by the Registrant in connection with the distribution of the securities being registered. All amounts are estimates except the SEC registration fee, the NASD filing fee and the Nasdaq National Market listing fee.

         Securities and Exchange Commission registration fee........ $      .00

         Accounting fees and expenses............................... $ 1,000.00

         Legal fees and expenses.................................... $ 1,000.00

         Printing and engraving expenses............................ $   500.00

         Blue Sky fees and expenses (including legal fees).......... $ 2,500.00

         TOTAL...................................................... $
                                                                     ===========

Item 14. Indemnification of Directors and Officers.
         -----------------------------------------

         Limitation of Liability and Indemnification matters

         The Registrant's certificate of incorporation limits the liability of the Registrant's directors to the maximum extent permitted by Delaware law. Delaware law provides that a director of a corporation will not be personally liable for monetary damages for breach of that individual's fiduciary duties as a director except for liability for (1) a breach of the director's duty of loyalty to the corporation or its stockholders, (2) any act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law, (3) unlawful payments of dividends or unlawful stock repurchases or redemptions, or (4) any transaction from which the director derived an improper personal benefit.

         This limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

         The Delaware General Corporation Law provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against attorneys' fees and other expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person was or is a party or is threatened to be made a party by reason of such person being or having been a director, officer, employee or agent of the corporation. The Delaware General Corporation Law provides that this is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

         The Registrant's certificate of incorporation and bylaws provide that the Registrant is required to indemnify its directors and officers to the maximum extent permitted by law. The Registrant's bylaws also require the Registrant to advance expenses incurred by an officer or director in connection with the defense of any action or proceeding arising out of that party's status or service as a director or officer of the Registrant or as a director, officer, employee benefit plan or other enterprise, if serving as such at the
Registrant's request. The Registrant's bylaws also permit the Registrant to secure insurance on behalf of any director or officer for any liability arising out of his or her actions in a representative capacity. The Registrant intends to enter into indemnification agreements with its directors and some of its officers containing provisions that (1) indemnify, to the maximum extent permitted by Florida law, those directors and officers against liabilities that may arise by reason of their status or service as directors or officers except liabilities arising from willful misconduct of a culpable nature, (2) to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and (3) to obtain directors' and officers' liability insurance if maintained for other directors or officers.

         The Registrant's predecessor limited liability company had liability insurance for its management committee members and officers and the Registrant intends to obtain directors' and officers' liability insurance for its directors and officers.

         Reference  is also made to the  Underwriting  Agreement  to be filed as
Exhibit 3(g) to the Registration Statement for information concerning the underwriters' obligation to indemnify the Registrant and its officers and directors in certain circumstances.

Item 15. Recent Sales of Unregistered Securities.
         ---------------------------------------

         We have issued the following shares of Common Stock to certain of our stockholders for the period of January 1, 2001 through April 23, 2001, which are being registered hereunder as set forth in the following table:


                                          Number of                % of shares
Name                                    shares offered             Outstanding
--------                                --------------             -----------
Michael Long (1)                             1,000,000
Betsy Cornett (1)                              200,000
Brian Foy, Jr. (1)                             500,000
Richard K. Jachner (1)                         500,000
Presco, Inc. (1)                             5,000,000
Simione, Scillia, Larrow
         & Dowling (2)                         250,000
Domani Consulting, Inc. (1)                  4,700,000
ewebplace.com., Inc. (1)                     5,000,000
Michael S. Krome, P.C. (1)(2)                3,600,000
Merchants Barter Exchange, Inc. (1)          3,000,000
Harold Smith                                 3,000,000
All Ten Enterprises, Inc.(3)(4)                650,000
Romain Pericone (3)                            650,000
Lance Long (3)                                 650,000
Sentry Capital Management, Inc. (2)          1,000,000
                                        --------------

Total:                                      29,700,000
----------------------------------
         (1) Represents shares issued in exchange for services to be performed.
         (2) Represents shares issued as compensation for services already performed
         (3)      Represents shares issued as compensation as Officer/Directors
         (4) All Ten Enterprises, Inc., is owned by Anthony Vigliotti, President of the Company.

For all such transactions, the Company relied upon Sections 4(2) and 3(b) of the Securities Act of 1933 as an exemption available from the registration requirements of Section 5 of the Securities Act of 1933 for transactions by an issuer not involving a public offering. Each person receiving options or shares represented that such person was acquiring interest for investment purposes only.

Item 16. Exhibits and Financial Statement Schedule.
         -----------------------------------------

         (a)      The following documents are filed as part of this report:

                  (1)(2) CONSOLIDATED FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES. A list of the Consolidated Financial Statements filed as part of this Report is set forth in Item 8 and appears at Page F-1 of this Report; which list is incorporated herein by reference. The Financial Statement Schedules and the Report of Independent Auditors as to Schedules follow the Exhibits.

         (b)      (3) EXHIBITS.


         All  of  the  items  below  are   incorporated   by  reference  to  the
Registrant's General Form 10-SB and amendments for Registration of Securities as previously filed.


                       EXHIBITS AND SEC REFERENCE NUMBERS

                        Number       Title of Document
                        ------       -----------------
                        2(a)         Certificate of Incorporation (2)
                        2(b)         Plan of Merger (2)
                        2(c)         Amendment to Certificate  of  Incorporation
                                     to  Increase  Authorized Shares (2)
                        2(d)         Amendment  to Certificate  of Incorporation
                                     to Amend Name (3)
                        2(f)         ByLaws (2)
                        5.1          Legal Opinion of Michael S. Krome, P.C(1)
                       23.1          Consent of Aaron Stein, C.P.A., independent
                                     auditor (1)
         (1) Filed herewith.
         (2) Filed as exhibits to Form 8-K as Exhibit 99.1, Form 10-SB filed on April 14, 2000
         (3) Filed as exhibits to Form 10-SB/A filed on September 21, 1999.

Item 17. Undertakings.
         ------------

         The undersigned registrant hereby undertakes to provide to the underwriters at the closing, specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

         The undersigned registrant hereby further undertakes that:

                           (1) To file,  during  any  period in which  offers or
                  sales are being made, a post-effective amendment to this Registration Statement:

                                    (i) To include  any  prospectus  required by
                           Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");

                                    (ii) To reflect in the  Prospectus any facts
                           or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                                    (iii) To include  any  material  information
                           with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                           (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filled by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

         For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 1 to Form S-3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Union, New Jersey, on this ______ day of April, 2001.


                                                  UNIVERSAL MEDIA HOLDINGS, INC.


                                            Date:    April 19, 2001
                                              By: /s/ Anthony Vigliotti
                                                  ---------------------

                                             Anthony Vigliotti,
                                             President, Chief Executive Officer,
                                             Chairman of the Board

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons, in the capacities indicated, on the dates stated.




Signature                      Capacity                              Date
---------                      --------                              ----

/s/ Anthony Vigliotti      Chairman of the Board                April 19, 2001
---------------------      Chief Executive Officer,
Anthony Vigliotti          President


/s/
-----------------          Vice President and Director




LEGEND TO BE INSERTED ALONG LEFT-HAND SIDE OF COVER PAGE OF PROSPECTUS:


The information in this prospectus is not complete and may be changed. Universal Media Holdings, Inc. may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.